UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers

Effective February 12, 2026, as part of a corporate governance and management realignment, Jie Zhou, Yifan Wang, Qianglong Zeng, and Wei Zhen resigned from their positions as members of the Board of Directors of the Company， and simultaneously each of the foregoing individuals was appointed to serve as a consultant to the Company and will continue to support the Company in advisory capacities, effective immediately.

Effective February 12, 2026, Wei Zhen resigned from his position as Chief Financial Officer of the Company, and the Board of Directors appointed Hailiang Li to serve as Chief Financial Officer of the Company.

Mr. Li graduated from the School of Management at Xi’an Jiaotong University. He previously served as Deputy Secretary-General of the Sun Yat-sen Center Foundation and as General Manager of Shanghai Shanguan Culture Communication Co., Ltd. He currently serves as the Founder and Chief Executive Officer of Xirangsheng (Shenzhen) Health Technology Co., Ltd. Mr. Li has over 20 years of experience in corporate management and operations, including experience in financial management, corporate governance, strategic planning, and digital transformation initiatives.

The foregoing resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

There are no arrangements or understandings between Mr. Li and any other person pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Li and any director or executive officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUITE.ORG INC.

Date: February 12, 2026	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer, Director, Chairwoman of the Board

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